                        STOCK PLEDGE AND AGENCY AGREEMENT

         THIS STOCK PLEDGE AND AGENCY AGREEMENT (this "Agreement"), is made effective the 30th day of September, 2004, by and among Langer, Inc., a Delaware corporation ("Pledgor"), SSL Holdings, Inc., a Delaware corporation (the
"Payee") and Pepper Hamilton LLP (the "Agent").

                                   BACKGROUND

         WHEREAS, Pledgor and the Payee are parties to that certain Stock
Purchase Agreement dated September 22, 2004 (the "Purchase Agreement"), whereby
Pledgor has agreed to purchase all of the issued and outstanding shares of
Silipos, Inc., a Delaware corporation (the "Company"), consisting of three hundred (300) shares of Class A Common Stock and fifteen (15) shares of Class B
Common Stock (collectively, the "Shares") of the common stock of the Company, from the Payee and the Payee desires to sell the Shares to Pledgor;

         WHEREAS, concurrently with the execution of this Agreement, Pledgor is purchasing the Shares from the Payee pursuant to the terms and conditions set forth in the Purchase Agreement;

         WHEREAS, in consideration for the sale of the Shares by the Payee to
Pledgor, Pledgor has issued agreed to (i) pay to the Payee Five Million Dollars
($5,000,000) in cash, (ii) issue a Promissory Note in favor of the Payee in the original principal amount of Seven Million Five Hundred Thousand Dollars
($7,500,000), a copy of which is attached hereto as Exhibit A (the "Note"),
(iii) issue a Promissory Note in favor of the Payee in the original principal amount of Three Million Dollars ($3,000,000) (the "Additional Note"), and (iii)
execute and deliver this Agreement to the Payee;

         WHEREAS, as security for the prompt satisfaction of the Secured
Obligations (as defined in Section 2.2 below) under the Note, Pledgor has agreed to pledge the Shares and execute and deliver this Agreement to the Payee; and

         WHEREAS, it is a condition to the effectiveness of the transactions contemplated in the Purchase Agreement, including, without limitation, the sale and transfer of the Shares by the Payee to Pledgor, that Pledgor execute and deliver this Agreement.

                                      TERMS

         NOW, THEREFORE, for and in consideration of the foregoing premises and for the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

         Section 1.1 Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to such terms in the Note.

         Section 1.2 UCC Terms. All terms defined in the Applicable UCC and used herein shall have the same definitions herein as specified in the Applicable
UCC, provided, if a term is defined in Article 9 of the Applicable UCC differently than in another Article of the Applicable UCC, the term has the meaning specified in Article 9 of the Applicable UCC. "Applicable UCC" shall mean the Uniform Commercial Code as in effect in the State of New York on the date of this Agreement and as amended from time to time hereafter, and any new version thereof or new legislation adopted to replace the provisions thereof;
provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Applicable UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                                    ARTICLE 2
                             THE SECURITY INTERESTS

         Section 2.1 The Security Interests. As security for the payment and performance in full of all of the Secured Obligations (as hereinafter defined in
Section 2.2), Pledgor hereby pledges to the Payee, and grants to the Payee, a security interest in all of the following, in each case whether now or hereafter existing or in which such Pledgor now has or hereafter acquires an interest and wheresoever located (collectively, the "Collateral"):

                  (i) The Shares and all additional shares of capital stock of the Company now or hereafter owned or held by Pledgor (collectively, the
"Pledged Shares"), including, without limitation, those shares described on
Exhibit B attached hereto; and

                  (ii) The certificates representing the Pledged Shares, and any interest of Pledgor in the entries on the books of any financial intermediary relating to the Pledged Shares, and all dividends or distributions of property
(specifically excluding cash), warrants, rights, instruments and other property
(specifically excluding cash) from time to time received, receivable or otherwise made upon or distributed in respect of (specifically excluding cash)
or in exchange for or upon conversion of any or all of the Pledged Shares; and

                  (iii) To the extent not otherwise included in the foregoing, all cash and non-cash proceeds of the foregoing.

         Section 2.2 Security for the Secured Obligations. This Agreement
secures, and the Collateral is collateral security for, the prompt payment and performance in full when due (whether at stated maturity, by required prepayment, acceleration, demand or otherwise) of all of the indebtedness, obligations and liabilities of Pledgor to the Payee, now existing or hereafter incurred, absolute or contingent, direct or indirect, secured or unsecured, due or to become due

                                      -2-

under the Note and, in the event of the occurrence of an Event of Default under the Note (collectively, the "Secured Obligations"). Pledgor hereby covenants that, until all of the obligations under the Note have been satisfied in full, it will not agree or purport to sell, convey, or otherwise dispose of any of the
Pledged Shares or any interest therein, or create, incur, or permit to exist any claim, pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the Collateral or the proceeds thereof, other than that created hereby and, , will not do or suffer any act or failure to act which would impair the lien on or the value of the Collateral, except as otherwise permitted herein and under the Note.

         Section 2.3 Delivery of Certificated Collateral. All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Payee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed stock powers or other instruments of transfer or assignment in blank. The Payee shall have the right, upon the occurrence of an "Event of Default" as defined under the
Note (any such Event of Default being, for purposes of this Agreement, a
"Default"), to cause any or all of the Collateral to be validly and irrevocably transferred of record into the name of the Payee or its nominee.

         Section 2.4 Termination of Security Interests; Release of Collateral.
This Agreement shall continue in force and effect until the indefeasible payment of the Secured Obligations. If the Payee receives any payment or payments on account of the Secured Obligations which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under the Bankruptcy Code, 11 U.S.C. ss.101 et seq., as amended, or any other state or federal law, common law or equitable doctrine, then to the extent of any sum not finally retained by the Payee, Pledgor's obligations to the Payee shall be reinstated and this Agreement, and any security therefor, shall remain in full force and effect (or be reinstated) until payment shall have been made to the Payee, notwithstanding termination of this Agreement or the cancellation of the Note or any other note, instrument or agreement evidencing the Secured
Obligations, and such payment shall be due on demand by the Payee. Upon the full, final and irrevocable payment and performance of all the Secured
Obligations, the security interests in the Collateral shall terminate and all rights to the Collateral shall irrevocably revert to Pledgor. Payee agrees that upon such termination it shall execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

                                   ARTICLE 3
                CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

         Pledgor represents and warrants as follows:

                  (i) This Agreement constitutes a valid and binding agreement of Pledgor, enforceable against Pledgor in accordance with its terms;

                  (ii) Except to the extent caused solely by a breach of the
Payee of its representations and warranties in Sections 3.2, 3.3 and 3.28 of the
Purchase Agreement, Pledgor legally and beneficially owns all of the Pledged
Shares free and clear of any Liens other than the security interest granted hereby;

                                      -3-

                  (iii) Pledgor is not and will not become a party to, otherwise be bound by, any agreement, other than this Agreement, which restricts in any manner the rights of any present or future holder of any of the Collateral with respect thereto except with respect to the extent the Note and the rights to the
Collateral are subordinate to the Senior Debt (as such term is defined in the
Note);

                  (iv) Except to the extent caused solely by a breach of the
Payee of its representations and warranties in Sections 3.2, 3.4, 3.5 and 3.28 of the Purchase Agreement, the execution and delivery of this Agreement, and the performance of its terms, will not violate or constitute a default under the terms of any agreement, indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation, applicable to Pledgor or any of his property;

                  (v) Upon delivery of the Collateral to Payee or its agent, this Agreement shall create a valid first lien (except to the extent that the
Payee breaches its representations and warranties set forth in Section 3.28 of the Purchase Agreement) upon and perfected security interest in the Collateral and the proceeds thereof, subject to no prior security interest, lien, charge, hypothecation, or encumbrance of any kind, or agreement purporting to grant to any third party a security interest or lien in or against the property or assets of Pledgor which would include the Collateral;

                  (vi) Pledgor warrants and will, at its own expense, preserve, defend and protect the Collateral and Payee's right, title, special property and security interest in and to the Collateral against the claims of any person, firm, corporation or other entity whatsoever; provided, that in the event that the Payee has breached its representations and warranties set forth in Section
3.28 of the Purchase Agreement and the basis of such breach is the basis of the claim of any person, firm, corporation or other entity with respect to the
Collateral, the Pledgor shall only be required to use its commercially reasonable efforts to preserve, defend and protect the Collateral and Payee's right, title, special property and security interest in and to the Collateral against such claim(s);

                  (vii) Pledgor will promptly deliver to Payee all written
notices, and will promptly give Payee written notice of any other notices, received by him with respect to any event or condition which may impair the condition of the Collateral.

                                   ARTICLE 4
                       DISTRIBUTIONS ON COLLATERAL; VOTING

         Section 4.1 No Default. So long as no Default shall have occurred and be continuing:

                  (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement;

                  (ii) Pledgor shall be entitled to receive and retain any and all dividends, interest and other payments and distributions made upon or with respect to the Collateral, provided, however, that any and all:

                                      -4-

                           (A) dividends and interest paid or payable other than
in cash in respect of any Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral; and

                           (B) cash paid, payable or otherwise distributed in
respect of principal of, in redemption of, or in exchange for, any Collateral, except with respect to dividends or distributions of cash,

                  shall be, and shall be forthwith delivered to the Agent, on behalf of the Payee to hold as, Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Payee, be segregated from the other property or funds of Pledgor and be forthwith delivered to the Payee as
Collateral in the same form as so received (with any necessary endorsement).

         Section 4.2 After Occurrence of a Default. Upon the occurrence and during the continuance of a Default:

                  (i) All rights of Pledgor to receive the payments which it would otherwise be authorized to receive and retain pursuant to Section 4.1(ii)
shall cease, and all such rights shall thereupon become vested in the Payee which shall thereupon have the sole right to receive and hold as Collateral such dividends and interest payments;

                  (ii) All payments which are received by Pledgor contrary to the provisions of paragraph (i) of this Section 4.2 shall be received in trust for the benefit of the Payee, shall be segregated from other funds of Pledgor and shall be forthwith paid over to the Payee as Collateral in the same form as so received (with any necessary endorsement); and

                  (iii) All rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to
Section 4.1(i) shall cease, and all such rights shall thereupon become vested in the Payee, who shall thereupon have the sole right to exercise such voting and other consensual rights.

         Section 4.3 Subordination.

             (a) Notwithstanding anything else in this Agreement to the contrary, (i) the Payee hereby subordinates to any holder ("Senior Creditor") of
Senior Indebtedness (as defined in the Note), solely with respect to such Senior
Indebtedness, any and all of its liens, claims, demands, rights or interests that Payee now has or hereafter acquires in, on or to the Collateral and all additions thereto and replacements and substitutions therefor, including without limitation any right to levy, distrain, take possession of, sell or otherwise take any action with respect to, the Collateral pursuant to this Agreement, and
(ii) the Senior Creditor's security interest, solely with respect to the Senior
Indebtedness, if any, in and to the Collateral shall be senior to all other liens, claims and interests of the Payee in the Collateral. In the event the
Collateral is pledged to secure any Senior Indebtedness, (i) the Payee will cause the Agent to promptly deliver the Collateral to any such Senior Creditor in accordance with the reasonable provisions of the Senior Indebtedness and (ii)
f the Payee shall receive any payment or distribution of any Collateral while any Senior Indebtedness is outstanding, it shall hold such payment or distribution in trust

                                      -5-

for the benefit of the Senior Creditor and shall immediately pay or transfer the same over to the Senior Creditor for application in payment of the Senior
Indebtedness.

             (b) The Payee acknowledges and agrees that, regardless of the time of loans, advances or extensions of credit made by the Senior Creditor to the
Pledgor or the relative times or order of attachment, perfection or creation of any liens, claims, demands, rights or interests on Pledgor's assets or properties securing the Senior Indebtedness or the Note, or the actual possession of the Collateral, or the order of filing or recording of financing statements, mortgages or other documents, if any, or any defect, deficiency, error or omission contained in any of the financing agreements thereof, or anything in this Agreement to the contrary, as between the Payee and the Senior
Creditor, any liens, claims, demands, rights or interests that may be granted from time to time pursuant to this Agreement or otherwise, solely to the extent that the Collateral is pledged to secure any Senior Indebtedness, shall in all respects be subordinate and junior in priority and right of enforcement to the liens, claims, demands, rights or interests granted to the Senior Creditor in the Collateral. The Payee shall not directly or indirectly contest or take any action that questions the validity, priority, perfection or enforceability of the liens, claims, demands, rights or interests granted to the Senior Creditor in the Collateral.

                                   ARTICLE 5
                           GENERAL AUTHORITY; REMEDIES

         Section 5.1 General Authority. Pledgor hereby irrevocably appoints the
Agent on behalf of the Payee, with full power of substitution, as its true and lawful attorney-in-fact, in the name of Pledgor or its own name, for the sole use and benefit of the Payee, but at Pledgor's expense, at any time and from time to time only after the occurrence and during the continuance of a Default, subject to the terms of Article 6 of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement and, without limiting the foregoing, Pledgor hereby gives the Payee the power and right on its behalf, without notice to or further assent by Pledgor to do the following:

                  (i) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments taken or received by Pledgor as, or in connection with, the Collateral;

                  (ii) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or in connection with the
Collateral;

                  (iii) to commence, settle, compromise, compound, prosecute, defend or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Collateral;

                  (iv) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof, as fully and effectually as if the Payee were the absolute owner thereof; and

                  (v) to do, at its option, but at the reasonable expense of
Pledgor, at any time or from time to time, all acts and things which the Payee deems necessary to protect or preserve the Collateral and to realize upon the
Collateral.

                                      -6-

         Section 5.2 UCC Rights. If a Default shall have occurred, the Payee may in addition to all other rights and remedies granted to it in this Agreement and in any other agreement securing, evidencing or relating to the Secured
Obligations, exercise (i) all rights and remedies of a secured party under the
UCC (whether or not in effect in the jurisdiction where such rights are exercised) and (ii) all other rights available to the Payee at law or equity.

         Section 5.3 Application of Cash; Sale of Collateral. Subject to the
terms of Article 6 of this Agreement, Pledgor expressly agrees that if a Default shall occur and be continuing, the Payee may forthwith (i) apply the cash, if any, then held by it as Collateral as specified in Section 5.8 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay the Secured
Obligations in full, to collect, receive, appropriate and realize upon the
Collateral, and/or sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so) at public or private sale, as the Payee may deem best, for cash or on credit or for future delivery without assumption of any credit risk.

         Section 5.4 Rights of Purchasers. Upon any sale of the Collateral
(whether public or private), the Payee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser
(including the Payee) at any such sale shall hold the Collateral so sold absolutely free from any claim or right of whatever kind, including any equity or right of redemption of Pledgor or the Company.

         Section 5.5 Securities Act, Etc.

             (a) In view of the position of Pledgor in relation to the
Collateral, or because of other present or future circumstances, a question may arise under the Securities Act of 1933 or the Securities Exchange Act of 1934,
as either is now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such acts and any such similar statute as from time to time in effect being herein called the "Federal Securities
Laws") with respect to any disposition of the Collateral permitted hereunder.
Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Payee if the Payee were to attempt to dispose of all or any part of the Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Payee in any attempt to dispose of all or part of the
Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Under applicable law, in the absence of an agreement to the contrary, the Payee may be held to have certain general duties and obligations to Pledgor to make some effort toward obtaining a fair price even though the obligations of Pledgor may be discharged or reduced by the proceeds of a sale at a lesser price. Pledgor clearly understands that the Payee is not to have any such general duty or obligation to Pledgor, and Pledgor will not attempt to hold the Payee responsible for selling all or any part of the
Collateral at any inadequate price even if the Payee shall accept the first offer received or does not approach more than one possible purchaser. Without limiting the generality of the foregoing, the provisions of this Section would apply if, for example, the Payee were to place all or any part of the Collateral for private placement by an investment banking firm, or if such investment banking firm purchased all of any part of the Collateral for its own account, or if the Payee placed all or any part of the Collateral privately with a purchaser or purchaser.

                                      -7-

             (b) Accordingly, Pledgor expressly agrees that the Payee is authorized, in connection with any sale of the Collateral, in its reasonable discretion, to do, (i) to restrict the prospective bidders on or purchasers of any of the Collateral to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such
Collateral, (ii) to cause to be placed on certificates for any or all of the
Collateral or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Federal Securities Laws and may not be disposed of in violation of the provision of said Federal Securities
Laws and (iii) to impose such other limitations or conditions in connection with any such sale as the Payee deems reasonably necessary or advisable in order to comply with said Federal Securities Laws or any other law. Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Payee deems necessary or advisable in order to comply with said
Federal Securities Laws or any other law. The Payee shall be under no obligation to delay a sale of any Collateral for a period of time necessary to permit the issuer of any securities contained therein to register such securities under the
Federal Securities Laws, or under applicable state securities laws, even if the issuer would agree to it. Nothing contained herein shall require the Pledgor to register such securities under the Federal Securities Laws, or under applicable state securities laws.

         Section 5.6 Other Rights of the Payee.

             (a) The Payee: (i) shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and (ii) may proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the
Collateral and to sell all, or from time to time, any of the Collateral under the judgment or decree of a court of competent jurisdiction.

             (b) Upon a Default, the Payee shall, to the extent permitted by applicable law, without regard to the solvency or insolvency at such time of any
Person then liable for the payment of any of the Secured Obligations, without regard to the then value of the Collateral and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers (who may be the Payee) of the Collateral or any part thereof, and of the profits, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the profits, revenues and other income of the property constituting the whole or any part of the
Collateral be segregated, sequestered and impounded for the benefit of the
Payee.

             (c) In no event shall the Payee have any duty to exercise any rights or take any steps to preserve the rights of the Payee in the Collateral, nor shall the Payee be liable to Pledgor or any other Person for any loss caused by Payee's failure to meet any obligation imposed by Section 9-207 of the UCC or any successor provision. Without limiting the foregoing, the Payee shall be deemed to have exercised reasonable care in the custody and preservation of the
Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Payee accords its own property, it being understood that the Payee shall not have any duty or responsibility for (i)
ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the

                                      -8-

Payee has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any parties with respect to any
Collateral.

         Section 5.7 Waiver and Estoppel.

             (a) Pledgor, to the extent it may lawfully do so, on behalf of itself and all who claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshaling of the Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or under any foreclosure or any enforcement of this
Agreement, and consents and agrees that all of the Collateral may at any such sale be offered and sold as an entirety.

             (b) Pledgor waives, to the extent permitted by law, presentment, demand, protest and any notice of any kind (except the notices expressly required hereunder) in connection with this Agreement and any action taken by the Payee with respect to the Collateral.

         Section 5.8 Application of Moneys. The proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied by the
Payee in the following order of priority:

                  (i) first, to payment of the expenses of such sale or other realization, including reasonable compensation to the Payee and its agents and counsel, and all reasonable expenses, liabilities and advances incurred or made by the Payee, its agents and counsel in connection therewith or in connection with the care, safekeeping or otherwise of any or all of the Collateral, and any other unreimbursed expenses for which the Payee is to be reimbursed pursuant to
Section 7.3;

                  (ii) second, to payment of the Secured Obligations; and

                  (iii) finally, any surplus then remaining shall be paid to
Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                                   ARTICLE 6
                                  PLEDGE AGENT

         Section 6.1 Deposit of Pledged Shares In Escrow. The Pledgor will cause the Pledged Shares to be delivered to the Agent for deposit in escrow with the
Agent upon execution of this Agreement.

         Section 6.2 Duties of the Agent.

             (a) The Agent will hold the Collateral in escrow and:

                  (i) will deliver such Collateral to the Pledgor when it has received joint written instructions from the Pledgor and Payee requesting such delivery; or

                                      -9-

                  (ii) Subject to the provisions of paragraphs (e) and (f) of this Section 6.2, will deliver the Collateral to the Payee ten (10) business days after the occurrence of a Default and receipt of notice from the Payee, which notice the Payee agrees to simultaneously send to the Pledgor, stating that a Default has occurred; or

                  (iii) will deliver the Collateral to the Payee ten (10)
business days after satisfaction of all Secured Obligations and receipt of notice from the Pledgor, which notice the Pledgor agrees to simultaneously send to the Payee, stating that such Secured Obligations have been satisfied.

             (b) The obligations of the Agent are limited to those specifically provided in this Agreement and no other, and the Agent shall have no liability under, and no duty to inquire into the terms and provisions of, any agreement between the parties hereto. The Agent is acting hereunder as an accommodation to the parties hereto. The duties of the Agent are purely ministerial in nature, and it shall not incur any liability whatsoever, except for its willful misconduct or gross negligence. The Agent may consult with counsel of its choice
(which may be a member of its own firm), and shall not be liable for following the advice of such counsel. The Agent may act on the advice of counsel but will not be responsible for acting or failing to act on the advice of counsel.

             (c) The Payee and the Pledgor jointly and severally covenant and agree from time to time and at all times hereafter well and truly to save, defend and hold harmless and fully indemnify the Agent, its successors, and assigns, from and against all loss, costs, charges, suits, demands, claims, damages, fees and expenses (including reasonable attorney's fees and expenses either paid to retained attorneys or amounts representing the fair value of legal services, based on its customary billing rates, rendered to itself) (all of the foregoing, "Losses") which the Agent, its successors or assigns may at any time of times hereafter bear, sustain, suffer or be put unto for or by reason arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement or anything in any manner relating thereto or by reason of the Agent's compliance with the terms hereof.
The foregoing indemnities in this Article VI shall survive the resignation or substitution of the Agent and the termination of this Agreement. The Pledgor and
Payee shall pay any Losses of the Agent as incurred by the Agent.

             (d) In case proceedings should hereafter be taken in any court respecting any of the Collateral, the Agent will not be obligated to defend any such action or submit its rights to the court until it has been indemnified by other good and sufficient security in addition to the indemnity given in Section
6.2(c) against its costs of such proceedings.

             (e) If protest is made to any action, contemplated by the Agent under this Agreement, the Agent will (without thereby increasing its obligations hereunder) continue to hold the Collateral until the rights to the Collateral is legally determined by a court of competent jurisdiction or otherwise.

             (f) If written notice of protest is made by the Payee or the
Pledgor to the Agent to any action contemplated by the Agent in connection with this Agreement, and such notice sets out reasons for such protest, the Agent will continue to hold the Collateral until the rights to the Collateral are legally determined by a court of competent jurisdiction or otherwise.

                                      -10-

             (g) The obligations of the Agent may be terminated at any time by and upon the receipt by the Agent of ten days' written notice of termination executed by the Payee and the Pledgor, directing the distribution of all property then held by the Agent under and pursuant to this Agreement. The Agent shall have the sole and absolute right to resign in accordance with the provisions of this Section 6.2(m). The Agent may resign and be discharged from its duties hereunder at any time by giving at least ten days' prior written notice of such resignation to the Payee and Pledgor and specifying a date upon which such resignation shall take effect. Upon receipt of such notice, the Payee and Pledgor shall jointly appoint a successor agent and such successor agent shall become the Agent hereunder on the resignation date specified in such notice. If no successor Agent is appointed prior to the date specified, the
Agent shall have the right at any time to deposit all the Collateral then held by the Agent with a court of competent jurisdiction, and the Agent shall have no further obligation with respect thereto. The Payee and Pledgor, acting jointly, may at any time substitute a new agent by giving ten days' notice thereof to the
Agent then acting and paying all fees and expenses of such Agent. In the alternative, in the event of a dispute in relation to the release of all or any portion of the Collateral held by the Agent, the Agent may resign fifteen days after giving written notice of such resignation to the parties hereto and depositing such Collateral with an appropriate court, and the Agent shall have no further obligation with respect hereto or under this Agreement, in any manner. This Agreement shall automatically terminate as to the Agent if and when all of the Collateral shall have been distributed by the Agent in accordance with the terms of this Agreement.

             (h) If any dispute should arise with respect to the ownership or right of possession of all or any portion of the Collateral, or if the Agent, in its sole judgment, receives conflicting instructions with respect to any matter covered by this Agreement or with respect to any distribution of the Collateral, the Agent is authorized and directed to retain in its possession, without liability to anyone, all or any portion of the Collateral until such dispute shall have been settled either by agreement of the parties concerned by filing of written directions signed by the Payee and Pledgor to the Agent or by a final decree, but the Agent shall be under no duty whatsoever to institute or defend any such proceedings. Notwithstanding anything to the contrary contained herein, in the event of any dispute arising between the Payee and the Pledgor or between any other persons, including, without limitation, the Agent, with respect to all or any portion of the Collateral or upon the election of the Agent, in its sole discretion, the Agent may in its sole discretion deliver and interplead the
Collateral into court, and such delivery and interpleading will be an effective discharge to the Agent.

             (i) The Agent shall be promptly reimbursed, jointly and severally by the Payee and Pledgor, for reasonable expenses incurred by the Agent in the performance of services pursuant to this Agreement including, but not limited to, legal fees, including all fees and expenses incurred in connection with its resignation pursuant to this Section 6.2.

             (j) The Payee and Pledgor shall jointly and severally reimburse the
Agent for any costs incurred by the Agent in connection with any dispute arising under this Agreement. The Payee and Pledgor shall jointly and severally reimburse the Agent for any costs incurred in the performance of its duties hereunder.

         Section 6.3 Waiver of Conflicts. The Pledgor hereby acknowledges that
Pepper Hamilton LLP has represented and been legal counsel to the Payee and its
Affiliates previously

                                      -11-

and in connection with the negotiation and execution of this Agreement, the
Purchase Agreement and the consummation of the transactions contemplated hereby and thereby. Each of the Pledgor and the Payee further acknowledge that it has requested that Pepper Hamilton LLP be the Agent for purposes of this Agreement.
EACH OF PLEDGOR AND PAYEE HEREBY WAIVES ANY AND ALL CONFLICTS OF INTEREST OR
OTHERWISE WHICH MAY EXIST OR OTHERWISE BE ASSERTED WITH RESPECT TO OR IN
CONNECTION WITH PEPPER HAMILTON LLP'S ROLE AS AGENT UNDER THIS AGREEMENT AND ITS
PAST, PRESENT OR FUTURE REPRESENTATION OF THE PAYEE OR ANY OF ITS AFFILIATES.
FURTHER, THE PLEDGOR HEREBY WAIVES ANY AND ALL CLAIMS, RIGHTS AND DEFENSES
AGAINST OR WITH RESPECT TO PEPPER HAMILTON LLP AS AGENT UNDER THIS AGREEMENT OR
AS COUNSEL TO THE PAYEE OR ITS AFFILIATES WHICH IT MAY HAVE OR OTHERWISE ASSERT.
PLEDGOR HEREBY SPECIFICALLY AGREES AND ACKNOWLEDGES THAT PEPPER HAMILTON LLP MAY
ACT AS COUNSEL TO THE PAYEE OR ITS AFFILIATES IN CONNECTION WITH ANY CLAIM,
PROCEEDING OR LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT,
THE PURCHASE AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR
THEREIN.

                                   ARTICLE 7
                                 MISCELLANEOUS

         Section 7.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and mailed, faxed or delivered, to the address or facsimile number set forth below or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other. All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine (subject to confirmation immediately by telephone call to the recipient and followed promptly by delivery of a hard copy original thereof), respectively, or if mailed, be effective upon the second Business Day after the date deposited into the U.S. mail, or if delivered, be effective upon delivery.
Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this Section 7.1.

    If to the Payee:           SSL Americas, Inc.
                               3585 Engineering Drive, Suite 200
                               Norcross, Georgia 30092
                               Attention: Robert Kaiser, Vice President and
                               General Counsel
                               Facsimile: (770) 582-2226

    With a copy to:            Pepper Hamilton LLP
                               400 Berwyn Park
                               899 Cassatt Road
                               Berwyn, Pennsylvania 19312-1183
                               Attention: James D. Rosener, Esquire

                                      -12-

                               Facsimile: 610-640-5480

    If to the Pledgor          Langer, Inc.
                               450 Commack Road
                               Deer Park, New York 11729
                               Attention: Chief Executive Officer
                               Facsimile: (631) 667-1203

    With a copy to:            Kane Kessler, P.C.
                               1350 Avenue of the Americas
                               New York, New York 10019
                               Attention: Robert L. Lawrence, Esq.
                               Facsimile: (212) 245-3009

    If to the Agent:           Pepper Hamilton LLP
                               400 Berwyn Park
                               899 Cassatt Road
                               Berwyn, Pennsylvania 19312-1183
                               Attention: James D. Rosener, Esquire
                               Facsimile: 610-640-5480

         Section 7.2 Waivers, Non-Exclusive Remedies. No failure on the part of the Payee to exercise, and no delay in exercising, no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the bank of any right under this
Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights of the Payee under this Agreement are cumulative and are not exclusive of any other remedies provided by law.

         Section 7.3 Expenses; Documentary Taxes. Pledgor shall forthwith on demand pay all out-of-pocket expenses incurred by the Payee, including fees and disbursements of its counsel and agents, in connection with the preparation and administration of this Agreement or the administration, sale or other disposition of the Agreement or the administration, sale or other disposition of the Collateral or the preservation, protection or defense of the rights of the
Payee in and to the Collateral. Pledgor shall forthwith pay on demand the amount of any taxes which the Payee may have been required to pay by reason of the security interests granted in the Collateral (including any applicable transfer taxes) or to free any of the Collateral from the lien thereof.

         Section 7.4 Successors and Assigns. This Agreement is for the benefit of the Payee and its successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding upon Pledgor and its successors and assigns.

                                      -13-

         Section 7.5 Amendments and Waivers. Any provision of this Agreement may be amended or waived, if, but only if, such amendment or waiver is in writing and is signed by Pledgor and the Payee.

         Section 7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws of the State of New York or any other jurisdiction.

         Section 7.7 Limitation by Law; Severability.

             (a) All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

             (b) If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Payee in order to carry out the intentions of the parties hereto as nearly as may be possible, and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         Section 7.8 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
This Agreement shall become effective when the Payee shall have received counterparts hereof signed by itself and Pledgor. Delivery by telecopy of an executed counterpart of a signature page to this Agreement or any notice, communication, agreement, certificate, document or other instrument in connection with this Agreement, the Note or the Purchase Agreement shall be effective as delivery of an executed original counterpart thereof.

         Section 7.9 Consent to Jurisdiction. Pledgor consents to the commencement and maintenance of any action or proceeding against it in any court within the State of New York or in the United States District Court for the
Eastern District of New York, and Pledgor further consents to service of process in any such action by the mailing of copies of such process to Pledgor at the address specified in this Agreement for delivery of notice to Pledgor. Pledgor agrees that the courts of the State of New York and the United States District
Court for the Eastern District of New York shall have exclusive jurisdiction for any action or proceeding commenced by or through it with respect to this
Agreement and hereby waives any claim that New York, New York is an inconvenient forum and that any action or proceeding arising out of or relating to this
Agreement and commenced in any state or federal courts sitting in New York, New
York lacks proper venue

         Section 7.10 Waiver of Jury Trial. PLEDGOR AND THE PAYEE HEREBY
EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OR ANY CLAIM, DEMAND,

                                      -14-

ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR THE NOTE; AND
PLEDGOR AND THE PAYEE HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND,
ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND
THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF
THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF PLEDGOR AND
THE PAYEE HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

      [SIGNATURE PAGE FOLLOWS; REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      -15-

         IN WITNESS WHEREOF, the parties hereto have caused this Stock Pledge and Agency Agreement to be duly executed by their respective authorized officers or partners, as applicable, as of the day and year first above written.

                                   PAYEE
                                   SSL HOLDINGS, INC.

                                   By: /s/ Robert Kaiser

                                   Name: Robert Kaiser

                                   Title: Vice President

                                   PLEDGOR
                                   LANGER, INC.

                                   By: /s/ Andrew H. Meyers
                                       --------------------

                                   Name: Andrew H. Meyers

                                   Title: Chief Executive Officer and President

                                   AGENT
                                   PEPPER HAMILTON LLP

                                   By: /s/ James D. Rosener
                                       --------------------
                                           James D. Rosener, a Partner

              [signature page to Stock Pledge and Agency Agreement]

                                    EXHIBIT A

                                      NOTE
                                      ----

See Exhibit 4.5

                                    EXHIBIT B

                                 PLEDGED SHARES
                                 --------------

----------------------------------------------------------------------------------------------------------
         Issuer                  No. and Type of Shares               Date of Transfer     Certificate No
----------------------------------------------------------------------------------------------------------

Silipos, Inc.            300 shares of Series A Common Stock         September 30, 2004          A-9
----------------------------------------------------------------------------------------------------------
Silipos, Inc.            15 shares of Series B Common Stock          September 30, 2004          B-3
----------------------------------------------------------------------------------------------------------